UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9411

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Recapitalization Transaction Closing

On June 24, 2022 (the “Closing Date”), iAnthus Capital Holdings, Inc. (the “Company”) completed its previously announced recapitalization transaction (the “Recapitalization Transaction”) pursuant to the terms of that certain Restructuring Support Agreement (the “Restructuring Support Agreement”) dated July 10, 2020, as amended on June 15, 2021, by and among the Company, all of the holders (the “Secured Lenders”) of the 13% senior secured convertible debentures (the “Secured Debentures”) issued by iAnthus Capital Management, LLC, a wholly-owned subsidiary of the Company (“ICM”), and a majority of the holders (the “Consenting Unsecured Debentureholders”) of the Company’s 8% unsecured convertible debentures (the “Unsecured Debentures”). The Recapitalization Transaction closed pursuant to the terms of the amended and restated plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) approved by the Supreme Court of British Columbia.

In connection with the closing of the Recapitalization Transaction, the Company issued an aggregate of 6,072,579,705 common shares to the Secured Lenders and all of the holders (the “Unsecured Lenders”) of the Unsecured Debentures. Specifically, the Company issued 3,036,289,852 common shares (the “Secured Lender Shares”), or 48.625% of the outstanding common shares of the Company, to the Secured Lenders and 3,036,289,853 common shares (the “Unsecured Debentureholder Shares” and together with Secured Lender Shares, the “Shares”), or 48.625% of the outstanding common shares of the Company, to the Unsecured Lenders. As a result of the consummation of the Recapitalization Transaction, as of June 24, 2022 there were 6,244,297,897 common shares of the Company issued and outstanding and existing holders of the Company’s common shares collectively held 171,718,192 common shares, or 2.75% of the outstanding common shares of the Company.

In connection with the consummation of the Recapitalization Transaction, (i) the outstanding principal amount of the Secured Debentures (including the interim financing secured notes in the aggregate principal amount of approximately $14.7 million originally due on July 13, 2025) together with interest accrued and fees thereon were forgiven in part and exchanged for (A) the Secured Lender Shares, (B) the June Secured Debentures (as defined below) in the aggregate principal amount of $99,736,842 and (C) the June Unsecured Debentures (as defined below) in the aggregate principal amount of $5 million and (ii) the outstanding principal amount of the Unsecured Debentures together with interest accrued and fees thereon were forgiven in part and exchanged for (A) the Unsecured Debentureholder Shares and (B) the June Unsecured Debentures in the aggregate principal amount of $15 million. Furthermore, all existing options and warrants to purchase common shares of the Company, including certain debenture warrants and exchange warrants previously issued to the Secured Lenders, the warrants previously issued in connection with the Unsecured Debentures and all other Affected Equity (as defined in the Plan of Arrangement), were cancelled and extinguished for no consideration.

Secured Debenture Purchase Agreement

In connection with the closing of the Recapitalization Transaction, the Company entered into a Third Amended and Restated Secured Debenture Purchase Agreement (the “Secured DPA”) dated as of June 24, 2022 with ICM, the other Credit Parties (as defined in the Secured DPA), Gotham Green Admin 1, LLC as collateral agent (the “Collateral Agent”), and the lenders party thereto pursuant to which ICM will issue the Secured Lenders 8% secured debentures (the “June Secured Debentures”) in the aggregate principal amount of $99,736,842 pursuant to the Plan of Arrangement.

The June Secured Debentures accrue interest at a rate of 8% per annum (increasing to 11% upon the occurrence of an Event of Default (as defined in the June Secured Debentures)), are due on June 24, 2027 and may be prepaid on a pro rata basis from and after the third anniversary of the Closing Date upon prior written notice to the Secured Lender without premium or penalty. Upon receipt of a Change of Control Notice (as defined in the June Secured Debentures), each Secured Lender may provide notice to ICM to either (i) purchase the June Secured Debenture at a price equal to 103% of the then outstanding principal amount together with interest accrued thereon (the “Offer Price”) or (ii) if the Change of Control Transaction (as defined in Secured DPA) results in a new issuer, or if the Secured Lender desires that the June Secured Debenture remain unpaid and continue in effect after the closing of the Change of Control Transaction, convert or exchange the June Secured Debenture into a replacement debenture of the new issuer or ICM, as applicable, in the aggregate principal amount of the Offer Price on substantially equivalent terms to those terms contained in the June Secured Debenture. Notwithstanding the foregoing, if 90% or more of the principal amount of all June Secured Debentures outstanding have been tendered for redemption on the date of the Change of Control Notice, ICM may, at its sole discretion, redeem all of the outstanding June Secured Debentures at the Offer Price. As security for the Obligations (as defined in the June Secured Debenture), ICM and the Company granted to the Collateral Agent, for the benefit of the Secured Lenders, a security interest over all of their present and after acquired personal property.

Pursuant to the Secured DPA, so long as Gotham Green Partners, LLC or any of its Affiliates (as defined in the Secured DPA) hold at least 50% of the outstanding principal amount of June Secured Debentures, the Collateral Agent will have the right to appoint two non-voting observers to the Company’s board of directors, each of which shall receive up to a maximum amount of $25,000 in any 12-month period for reasonable out-of-pocket expenses.

In addition, pursuant to the Secured DPA, certain Secured Lenders and Consenting Debentureholders purchased an additional $25,000,000 of June Secured Debentures (the “Additional Secured Debentures”).

Unsecured Debenture Agreement

In connection with the closing of the Recapitalization Transaction, the Company, as guarantor of the Guaranteed Obligations (as defined in the Unsecured DPA (as defined herein)), entered into an Unsecured Debenture Agreement (the “Unsecured DPA”) dated as of June 24, 2022 with ICM, the Secured Lenders and the Consenting Unsecured Debentureholders pursuant to which ICM issued 8% unsecured debentures (the “June Unsecured Debentures”) in the aggregate principal amount of $20 million pursuant to the Plan of Arrangement, including $5 million to the Secured Lenders and $15 million to the Unsecured Lenders.

The June Unsecured Debentures accrue interest at a rate of 8% per annum (increasing to 11% upon the occurrence of an Event of Default (as defined in the June Unsecured Debentures)), are due on June 24, 2027 and may be prepaid on a pro rata basis from and after the third anniversary of the Closing Date upon prior written notice to the Unsecured Lender without premium or penalty. Upon receipt of a Change of Control Notice (as defined in the June Unsecured Debenture), each Unsecured Lender may provide notice to ICM to either (i) purchase the June Unsecured Debenture at a price equal to 103% of the then outstanding principal amount together with interest accrued thereon (the “Unsecured Offer Price”) or (ii) if the Change of Control Transaction (as defined in Unsecured DPA) results in a new issuer, or if the Unsecured Lender desires that the June Unsecured Debenture remain unpaid and continue in effect after the closing of the Change of Control Transaction, convert or exchange the June Unsecured Debenture into a replacement debenture of the new issuer or ICM, as applicable, in the aggregate principal amount of the Unsecured Offer Price on substantially equivalent terms to those terms contained in the June Unsecured Debenture. Notwithstanding the foregoing, if 90% or more of the principal amount of all June Unsecured Debentures outstanding have been tendered for redemption on the date of the Change of Control Notice, ICM may, at its sole discretion, redeem all of the outstanding June Unsecured Debentures at the Unsecured Offer Price. Pursuant to the Unsecured DPA, the Obligations (as defined in the Unsecured DPA) are subordinated in right of payment to the Senior Indebtedness (as defined in the Unsecured DPA).

Registration Rights Agreement

Furthermore, in connection with the consummation of the Recapitalization Transaction, the Company entered into a registration rights agreement (the “RRA”) dated June 24, 2022 with ICM and certain holders of Registrable Securities (as defined in the RRA) (the “Holders”) pursuant to which the Company shall, upon receipt of written notice (the “Shelf Request”) from Holders of at least 15% of the outstanding common shares of the Company (the “Substantial Holders”), prepare and file (i) with the applicable Canadian Securities Regulators (as defined in the RRA), a Shelf Prospectus (as defined in the RRA) to facilitate a secondary offering of all of the Registrable Securities or (ii) with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 (the “S-3 Registration Statement”) covering the resale of all Registrable Securities. Pursuant to the RRA, subject to certain exceptions, the Company shall use commercially reasonable efforts to file the Shelf Prospectus or the S-3 Registration Statement, as applicable, as soon as practicable but in no event later than 20 days following the receipt of the Shelf Request. In addition, pursuant to the RRA, the Substantial Holders may request (the “Demand Registration Request”) the Company to file a Prospectus (as defined in the RRA) (other than a Shelf Prospectus) or a registration statement on any form that the Company is then eligible to use (the “Registration Statement”) to facilitate a Distribution (as defined in the RRA) in Canada or the United States of all or any portion of the Registrable Securities (the “Demand Registration”) held by the Holders requesting the Demand Registration. Pursuant to the RRA, subject to certain exceptions, the Company shall use its commercially reasonable efforts to file one or more Prospectuses or Registration Statements within 20 days following delivery of a Demand Registration Request. Notwithstanding the foregoing, the Company shall not be obligated to effect more than two Demand Registrations in any fiscal year. Moreover, pursuant to the RRA and subject to certain exceptions, if, at any time, the Company proposes to make a Distribution for its own account, the Company shall notify the Holders of such Distribution (the “Piggyback Registration”) and shall use reasonable commercial efforts to include in the Piggyback Registration such Registrable Securities requested by the Holders be included in such Piggyback Registration. Furthermore, pursuant to the RRA and subject to certain exceptions, after the receipt by the Company of a Demand Registration Request, the Company shall not, among other things, without the prior written consent of Holders of least 66 2/3% of the then issued common shares held by all Holders (the “Requisite Holders”) authorize, issue or sell any common shares or Equity Securities (as defined in the RRA) until the date which is 90 days after the later of (i) the date on which a receipt is issued for the Prospectus or Registration Statement filed in connection with such Demand Registration and (ii) the completion of the offering contemplated by the Demand Registration, provided that in respect of any subsequent Demand Registration Request in any fiscal year of the Company, such date shall be reduced to the date which is 30 days after the later of (i) and (ii) above. Moreover, pursuant to the RRA and subject to certain exceptions, the Company shall not grant registration rights to any other Person (as defined in the RRA) without the prior written consent of the Requisite Holders. Pursuant to the RRA, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible but in no event later than the date which is 30 days (or 90 days if the SEC notifies the Company that it will “review” the Registration Statement) after the initial filing of such Registration Statement.

Investor Rights Agreement

In connection with the closing of the Recapitalization Transaction, the Company also entered into an Investor Rights Agreement (“IRA”) dated June 24, 2022 with ICM and certain investors (the “Investors”). Pursuant to the IRA, the Investors are entitled to designate nominees for election or appointment to the Company’s board of directors (the “Board”) as set forth herein.

•	one investor (the “First Investor”) shall be entitled to designate director nominees as follows:

(i)

For so long as the First Investor’s Debt Exchange Common Share Percentage (as defined in the IRA) is at least 30%, the First Investor shall be entitled to designate up to three individuals as director nominees;

(ii)

For so long as the First Investor’s Debt Exchange Common Share Percentage is less than 30% but is at least 15%, the First Investor shall be entitled to designate up to two individuals as director nominees; and

(iii)

For so long as the First Investor’s Debt Exchange Common Share Percentage is less than 15% but is at least 5%, the First Investor shall be entitled to designate up to one individual as a director nominee.

The initial nominees of the First Investor shall be the three individuals nominated as New Directors (as defined herein) by the holders of the June Secured Debentures under the Plan of Arrangement, two of whom will be nominated effective as of June 24, 2022, and the third to be nominated shortly after June 24, 2022.

•

a second Investor (the “Second Investor”) shall be entitled to designate up to one individual as a director nominee for so long as such Investor’s Debt Exchange Common Share Percentage is at least 5%. The initial nominee shall be the individual nominated as a New Director by such Investor under the Plan of Arrangement.

•

a third Investor (the “Third Investor”) shall be entitled to designate up to one individual as a director nominee for so long as such Investor’s Debt Exchange Common Share Percentage is at least 5%. The initial nominee shall be the individual nominated as a New Director by such Investor under the Plan of Arrangement.

•

a fourth Investor (the “Fourth Investor”) shall be entitled to designate up to one individual as a director nominee for so long as such Investor’s Debt Exchange Common Share Percentage is at least 5%. The initial nominee shall be the individual nominated as a New Director by such Investor under the Plan of Arrangement.

Furthermore, pursuant to the IRA, the Company shall hire a Chief Executive Officer who has been unanimously approved by the Investors in writing, such approval not to be unreasonably withheld, and shall arrange for such Chief Executive Officer to be appointed to the Company’s Board as Chair of the Board. Unless Investors who together hold at least 80% of all of the common shares issued to the Investors pursuant to the Plan of Arrangement (the “Debt Exchange Common Shares”) and held by all Investors at the time such determination is made agree in writing, the number of directors constituting the full Board shall not exceed seven (which seven directors shall initially be comprised of the New Directors and the Company’s Chief Executive Officer once appointed).

Pursuant to the IRA, the audit committee of the Board shall be comprised of one nominee designated by each of the First Investor, the nominee of the Second Investor and the nominee of the Third Investor, the nomination committee of the Board shall be comprised of such directors as the Board may determine and the compensation committee of the Board shall be comprised of the nominee designated by the Second Investor together with such other directors as the Board may determine. Moreover, the Investors shall be entitled to appoint Board observers as follows:

•

The First Investor may appoint two non-voting observers provided that the total number of observers appointed by the First Investor, together with the observers appointed by the Collateral Agent pursuant to the Secured DPA, shall not exceed two; and

•

The holders of the June Unsecured Debentures (excluding the First Investor) may appoint one non-voting observer (the “Unsecured Observer”) to the Board, provided that the total number of Unsecured Observers, together with the observers appointed by the holders of June Unsecured Debentures pursuant to the Unsecured Debenture Purchase Agreement, shall not exceed one.

The Company shall reimburse each Board observer for the reasonable out-of-pocket expenses incurred by such observer up to a maximum amount of $25,000 in any 12-month period.

Pursuant to the IRA, the board of directors (or other similar governing body) of each subsidiary of the Company shall be comprised of such members of the Company’s management team as determined by the Board from time to time, except that the Company shall remain the sole member and manager of ICM.

Pursuant to the IRA, the following matters shall require Supermajority Board Approval (as defined in the IRA): (i) approval of the issuance of voting Equity Securities (as defined in the IRA) of the Company (other than pursuant to an equity incentive plan) (ii) approval of a Related Party Transaction (as defined in the IRA); (iii) approval of a Change of Control Transaction (as defined in the IRA) that requires Board approval and (iv) any amendments to the June Secured Debentures or June Unsecured Debentures.

Pursuant to the IRA, on the record date in respect of any meeting of the shareholders of the Company, if (i) the number of Debt Exchange Common Shares held by the First Investor at such time; plus (ii) the number of Non-Participating Secured Lender Shares (as defined in the IRA) at such time would represent more than 35.78% of the votes attached to all of the issued and outstanding common shares of the Company, then, unless Supermajority Board Approval is obtained, the First Investor shall not vote at such meeting of the shareholders such number of its Debt Exchange Common Shares (the “Non-Votable First Investor Debt Exchange Common Shares”) that would otherwise result in the Secured Lenders (as defined in the IRA) being able to vote more than 35.78% of the votes attached to all of the issued and outstanding common shares of the Company (for purposes of calculating the number of Non-Votable First Investor Debt Exchange Common Shares, such shares shall be excluded from the total number of issued and outstanding common shares of the Company). Notwithstanding the foregoing, such voting restriction shall not apply in respect of a vote in favor of a Change of Control Transaction. Such voting restriction shall cease to apply on the earlier of (i) the date that the Debt Exchange Common Share Percentage of each of the Second Investor, the Third Investor and the Fourth Investor is less than 5%; and (ii) June 24, 2025. Moreover, until June 24, 2025, unless Supermajority Board Approval is obtained, the First Investor shall not, directly or indirectly, acquire common shares of the Company that will cause the First Investor’s Common Share Percentage (as defined in the IRA) to exceed the percentage calculated as follows: (i) 49.9%, minus (ii) the percentage resulting from the number of Non-Participating Secured Lender Shares divided by the total number of the Company’s common shares issued and outstanding at the time such determination is made.

Pursuant to the IRA, each of the Investors will cease to be an “Investor” on the earlier of (i) the date on which such Investor’s Debt Exchange Common Share Percentage is less than 5%; and (ii) the Investor materially breaches the IRA and such breach is not cured within 20 Business Days (as defined in the IRA) after receipt by the Investor of written notice thereof from the Company or any other Investor. In addition, the IRA may be terminated by written agreement of Investors who together hold at least 80% of all of the Debt Exchange Common Shares held by all Investors, at the time such determination is made the Company and ICM. The IRA shall automatically terminate when there are no longer any Investors as a result of Investors’ Debt Exchange Common Share Percentage being less than 5% or Investors materially breaching the IRA and such breach is not cured within 20 Business Days after notice thereof.

The foregoing descriptions of the Secured DPA, Unsecured DPA, June Secured Debentures, June Unsecured Debentures, RRA and IRA are not complete and are qualified in their entirety by reference to the full text of the Secured DPA, Unsecured DPA, June Secured Debentures, June Unsecured Debentures, RRA and IRA, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Shares, the June Secured Debentures and the June Unsecured Debentures have not been registered under the Securities Act or the securities laws of any state and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 3(a)(10) thereunder.

The Additional Secured Debentures have not been registered under the Securities Act or the securities laws of any state and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 5.02 by reference.

Immediately prior to closing the Recapitalization Transaction, the Board was comprised of eight directors with five vacancies. In connection with the closing of the Recapitalization Transaction, effective as of June 24, 2022, each of Michael Muldowney, Diane Ellis and Robert Galvin resigned from the Board as well as the audit committee, nominating and corporate governance committee and compensation committee of the Company, as applicable. Michael Muldowney’s, Diane Ellis’ and Robert Galvin’s resignations were not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board. Pursuant to the terms of the Plan of Arrangement, the Secured Lenders had the right to nominate three directors to the Board and the Consenting Unsecured Debentureholders had the right to collectively nominate three directors to the Board as set forth above.

The Secured Lenders nominated Scott Cohen and Michelle Mathews-Spradlin, two of their three nominees to the Board effective as of June 24, 2022, and the Consenting Unsecured Debentureholders nominated Zachary Arrick, Alexander Shoghi and Marco D’Attanasio, all three of their nominees to the Board effective as of June 24, 2022. The foregoing five directors will serve as directors of the Company (the “New Board”) until the Company’s next annual general meeting of shareholders or until their successors are duly elected or appointed.

Set forth below are the biographical summaries of the directors appointed by the Secured Lenders and the Consenting Unsecured Debentureholders.

Scott Cohen

Scott Cohen has over 25 years of professional investment experience, including public and private debt and equity securities. Mr. Cohen is currently a consultant to financially troubled companies and stakeholders, and an active investor in turnaround opportunities. Until 2017 Mr. Cohen was with Silver Rock Financial, a large family office, investing in debt and equity investments. Responsibilities included sourcing of both public and private debt, structuring debt securities and loans, and leading activist and restructuring transactions. Prior to Silver Rock Financial, Mr. Cohen was Managing Director and Portfolio Manager at Cerberus Capital Management. At Cerberus, Mr. Cohen’s responsibilities included analyzing, investing, and managing of a portfolio of primarily distressed assets. Most of these investments involved activist or control roles, from leading creditor committees to initiating negotiations with borrowers in restructurings. Mr. Cohen also worked closely with the private equity team at Cerberus on several large transactions, focusing on liability management within portfolio companies. Prior to joining Cerberus, Mr. Cohen worked in Merrill Lynch’s distressed debt trading group from 1992 to 1998, analyzing and investing in distressed corporate situations. From 1990 to 1992 he was an investment banker in Merrill’s High Yield Finance and Restructuring Group. Mr. Cohen is a 1990 graduate of Tufts University. The Company believes Mr. Cohen is qualified to serve as a director of the Company because of his experience and background in both private equity and capital markets.

Michelle Mathews-Spradlin

From 1993 until her retirement in 2011, Michelle Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989. As the CMO and SVP of Microsoft, Ms. Mathews-Spradlin oversaw the company’s global marketing function, including the household brands of Windows, Office, Xbox, Internet Explorer and Bing. Ms. Mathews-Spradlin led Microsoft’s consumer and business-to-business marketing to hundreds of millions of global customers. She was instrumental in driving the growth of Microsoft’s global business by building several of the world’s leading technology brands. As the most senior woman at Microsoft, she was also a strong advocate for female advancement and personally spearheaded the company’s network and mentoring program for female progression at the company. She retired from Microsoft in 2011, after 22 years. Ms. Mathews-Spradlin currently serves on the board of The Wendy’s Company and in addition serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and You & Mr Jones. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television. The Company believes Ms. Mathews-Spradlin is qualified to serve as a director of the Company because of her experience in senior leadership and C-suite positions.

Zachary Arrick

Zachary Arrick is a Senior Research Analyst at Senvest Management LLC, a private investment management firm headquartered in New York City. Mr. Arrick joined Senvest in 2013. From 2007 to 2013, Mr. Arrick worked at Morgan Stanley in San Francisco and New York City, and JMP Securities in San Francisco. Mr. Arrick holds a Bachelor of Arts degree in Economics from the University of Pennsylvania. The Company believes Mr. Arrick is qualified to serve as a director of the Company because of his experience and background in finance.

Alexander Shoghi

Alexander Shoghi is a Portfolio Manager at Oasis Management, a private investment management firm headquartered in Hong Kong. Mr. Shoghi joined Oasis in 2005, first based in Hong Kong, and subsequently relocating to the U.S. as the founder and manager of Oasis Capital in Austin, Texas in early 2012. From 2004 to 2005, Mr. Shoghi worked at Lehman Brothers in New York City. Mr. Shoghi holds a Bachelor of Science of Business Administration in Finance and International Business degree from Georgetown University. The Company believes Mr. Shoghi is qualified to serve as a director of the Company because of his experience and background in finance.

Marco D’Attanasio

Marco D’Attanasio is the founder and chief investment officer of Hadron Capital, a boutique investment manager with offices in London UK and the Cayman Islands. Hadron Capital currently manages five different investment funds with a catalyst-driven investment style. Prior to founding Hadron Capital in 2004, Mr. D’Attanasio was managing director at the Royal Bank of Canada in London, where he worked from 1998 to 2004. At RBC he was heading up event-driven and relative value proprietary investments for Europe and Asia. Prior to that Mr. D’Attanasio worked at the London offices of HSBC and JPMorgan. Mr. D’Attanasio holds a PhD in theoretical physics and has co-written numerous academic international publications in particle physics and cosmology. The Company believes Mr. D’Attanasio is qualified to serve as a director of the Company because of his experience in senior leadership positions and background in finance.

There are no family relationships between any of Scott Cohen, Michelle Mathews-Spradlin, Zachary Arrick, Alexander Shoghi or Marco D’Attanasio and any of the Company’s directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Messrs. Cohen, Arrick, Shoghi or D’Attanasio or Ms. Mathews Spradlin and any other persons pursuant to which Messrs. Cohen, Arrick, Shoghi or D’Attanasio or Ms. Mathews Spradlin were appointed as directors of the Company. There are no related party transactions involving Messrs. Cohen, Arrick, Shoghi or D’Attanasio or Ms. Mathews Spradlin that are reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On June 24, 2022, the Company issued a press release announcing the closing of the Recapitalization Transaction.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1†#

Third Amended and Restated Secured Debenture Purchase Agreement dated June 24, 2022 by and among the Company, iAnthus Capital Management, LLC, the other Credit Parties party thereto, Gotham Green Admin 1, LLC, as Collateral Agent, and the lenders party thereto

10.2†#	Unsecured Debenture Agreement dated June 24, 2022 by and among the Company, as guarantor, iAnthus Capital Management, LLC and the holders of all of the Company’s 8% unsecured convertible debentures

10.3	Form of 8.0% Senior Secured Debenture

10.4	Form of 8.0% Senior Unsecured Debenture

10.5#	Registration Rights Agreement dated June 24, 2022 by and among the Company, iAnthus Capital Management, LLC and certain holders

10.6#	Investor Rights Agreement dated June 24, 2022 by and among the Company, iAnthus Capital Management, LLC and certain investors

99.1	Press release, dated June 24, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K

†

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

#

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: June 30, 2022	By:	/s/ Robert Galvin
Robert Galvin